Exhibit 4.2

CELLADON CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 10th day of October, 2013, by and among CELLADON CORPORATION, a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, in connection with the Company’s prior sale of its Series A-1 Preferred Stock and Junior Preferred Stock, the Company and the Investors entered into an Amended and Restated Investor Rights Agreement dated as of January 27, 2012, as amended as of April 27, 2012 (the “Prior Agreement”); and

WHEREAS, in anticipation of the consummation of the Initial Offering (as defined below), the Company and the undersigned Investors (on behalf of themselves and all other Investors) desire to enter into this Agreement in order to amend and restate the Prior Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein, contingent and effective upon the completion of the Initial Offering in connection with which the Preferred Stock is converted into Common Stock (the “Effective Time”), and all rights and covenants made under the Prior Agreement, contingent and effective upon the Effective Time, are hereby terminated in their entirety and shall have no further force or effect whatsoever; provided, however, that, if such an Initial Offering is not completed for any reason by March 31, 2014 (or such later date as consented to by the Holders of at least 60% of the then-outstanding Registrable Securities (as such term is defined in the Prior Agreement)), or upon the earlier abandonment of the Initial Offering (whether as a result of the determination of the Board of Directors not to file with the SEC a registration statement for the Initial Offering or the withdrawal by the Company of the registration statement with respect thereto), this Agreement shall be null and void and the Prior Agreement shall remain in full force and effect.

1.2 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

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(a) “Affiliate” means, with respect to any specified person or entity, any person that directly or indirectly controls, is controlled by, or is under common control with such specified person or entity.

(b) “Affiliated Fund” means, with respect to a Holder that is a limited liability company, a limited partnership or a registered investment company, an entity that is a nominee for a limited liability company, limited partnership, or registered investment company, a fund or entity managed by the same manager or managing member or general partner or management company, investment adviser or by an entity controlling, controlled by, or under common control with such manager or managing member, general partner or management company or investment adviser.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(f) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(g) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h) “Registrable Securities” means (a) Common Stock of the Company issued upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities; provided, however, notwithstanding any other provision herein to the contrary, Common Stock of the Company issued upon conversion of shares of Junior Preferred shall not be Registrable Securities for purposes of Sections 2.2, 2.4 or 3 of this Agreement. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock and all shares of Common Stock of the Company issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any 90 day period.

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(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j) “SEC” or “Commission” means the Securities and Exchange Commission.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to any registrations hereunder.

(m) “Shares” shall mean the shares of Series A-1 Preferred Stock and Junior Preferred Stock of the Company held by the Investors and their permitted assigns as of immediately prior to the conversion of the Company’s Preferred Stock into shares of Common Stock in connection with the Initial Offering.

(n) “Special Registration Statement” shall mean a registration statement relating to (i) any employee benefit plan, (ii) any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statement related to the issuance or resale of securities issued in such a transaction or (iii) stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

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(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (A) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (B) that is transferring to an Affiliate or an Affiliated Fund of such Holder, (C) that is a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) that is an individual transferring to the Holder’s family member (including step, adoptive or in-law relationships) or trust for the benefit of an individual Holder or Holder’s family members; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were the original Holder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 25% of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the

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registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of not less than $5,000,000, then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Initiating Holders request to be registered, together with all Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by at least 60% in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to 180 days following the effective date of the registration statement pertaining to the Initial Offering;

(ii) after the Company has effected two registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective (counting for these purposes only (A) registrations in which all Registrable Securities requested to be registered pursuant to this Section 2.2 are registered; and (B) registrations which have been declared or ordered effective, remain in effect and with respect to which no stop order is then in effect; provided, further, that a registration shall also count for purpose of the limitation set forth in this Section 2.1(c)(ii), notwithstanding that such registration is not declared and ordered effective, if the Company has begun proceedings with respect to such registration pursuant to this Section 2.2

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and the request of which has been subsequently withdrawn by the Initiating Holders or the Holders requesting a registration under this Section 2.2, unless such withdrawal is based upon a material adverse change to the Company occurring after the time of such request);

(iii) during the period starting with the date of filing of, and ending on the date (x) 180 days following the effective date of the registration statement with respect to the Initial Offering or (y) 90 days following the effective date of a Company-initiated registration statement subject to Section 2.3 below, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable best efforts to cause such registration statement to become effective;

(iv) if within 30 days of receipt of a written request from the Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s good faith estimate of the date of filing of a registration statement for a public offering, other than pursuant to a Special Registration Statement, within 90 days, provided that the Company makes reasonable best efforts to cause such registration statement to become effective;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company, together with the similar right pursuant to Section 2.4(b)(iv), not more than once in any 12 month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within thirty days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any

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subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall, subject to the provisions of Sections 2.3(a) and 2.3(b), use reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered pursuant to the above-described notice if any stock of the Company is registered pursuant to the above-described registration statement.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis based on the total number of shares of the Company’s capital stock held by such stockholders; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 33% of the total amount of securities included in such registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than 60% of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members (including step, adoptive or in-law relationships) of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder, or Holders, of at least 10% of the Registrable Securities a written request or requests that the

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Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public of less than $3,000,000;

(iii) if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to the Holders of the Company’s good faith estimate of the date of filing of a registration statement for a public offering, other than pursuant to a Special Registration Statement, within 90 days, provided that the Company makes reasonable best efforts to cause such registration statement to become effective;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company, together with the similar right pursuant to Section 2.2(c)(v), not more than once in any 12 month period;

(v) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in

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effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or Section 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or the Holders requesting a registration under Section 2.2 or Section 2.4 unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or the Holders requesting a registration under Section 2.2 or Section 2.4, as applicable, were not aware at the time of such request or (b) the Holders of at least 60% of the Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4, as applicable, to a demand registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least 60% of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below); provided, however, that (i) the Company shall not register any securities for the account of itself or any other stockholder during such

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Suspension Period (other than pursuant to a registration statement relating solely to the sale of securities of participants in a Company stock plan), and (ii) such suspension right may not be used more than once during the effectiveness of any registration statement filed pursuant to this Section 2. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Notify each Holder promptly after the Company receives notice thereof, of the time when such registration statement has become effective or a supplement of such registration statement has been filed.

(e) Advise each Holder promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement.

(f) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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(h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i) Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are listed.

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(k) Make generally available to its stockholders an earnings statement of the Company (complying with the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Securities Act) as soon as reasonably practicable after the conclusion of such twelve month period.

(l) Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

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(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of Section 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable. If the Company elects not to file such requested registration statement pursuant to the preceding sentence, then the Company shall be responsible for all expenses of such abandoned registration up through the date of abandonment.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors, legal counsel and accountants of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings, or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or contained in any free-writing prospectus distributed by the Company in connection with such registration statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, legal counsel, accountants and each person, if any, who controls the Company within

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the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, accountant, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings, or settlements in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

13.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least five percent of the then-outstanding Registrable Securities or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, that (i) the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the written consent of Holders of not less than 60% of the then-outstanding Registrable Securities enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder any registration rights if (a) such registration rights would be pari passu with, or senior to, any registration rights provided under this Agreement or (b) such holder would not be bound by obligations similar to the obligations and covenants of the Holders set forth in Sections 2.5, 2.8 and 2.11.

14.

2.11 “Market Stand-Off” Agreement.

(a) Upon request of the underwriters managing a registered public offering of the Company’s securities, each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Holder (other than any securities included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed thirty-four (34) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto; provided, further, that:

(i) such agreement shall apply only to the Initial Offering; and

(ii) all officers and directors of the Company and holders of at least one percent of the Company’s voting securities are similarly bound.

(b) The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180 day period.

(c) Any discretionary waiver or termination of the restrictions imposed by this Section 2.11 by the Company or the underwriters shall apply pro rata to all Holders, based on the number of shares held by the Holders that are subject to the restrictions imposed by this Section 2.11.

(d) The underwriters of the Company’s capital stock are intended third party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto provided that if the underwriters enter into a separate lock-up agreement with the Holders, the terms of such lock-up agreement shall prevail.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are reasonably necessary to give further effect thereto. In addition, if reasonably requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. Anything in this Agreement to the contrary

15.

notwithstanding, it is understood and agreed that to the extent any product, service or other commercial aspect of any Holder or one or more of its Affiliates is referenced by the Company in a registration statement (or any amendments or supplements thereto), such reference or references shall be made only after consultation by the Company and the underwriter with, and subject to the reasonable approval of the underlying disclosure by, such Holder.

2.13 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3 (at any time after the Company qualifies for use of such form), the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act (at any time after 90 days after the effective date of the first registration filed by the Company), and of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to Form S-3 (at any time after the Company qualifies for use of such form).

SECTION 3. CERTAIN COVENANTS

3.1 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information obtained from the Company pursuant to the terms of the Prior Agreement or this Agreement (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any of such Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring such Investor’s investment in the Company and if such professionals are obligated to maintain the confidentiality of the same, (ii) to any partner, subsidiary, parent or affiliated fund of such Investor as long as such partner, subsidiary, parent or affiliated fund is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.1 or comparable restrictions, (iii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.1 or comparable restrictions, (iv) at such time as it enters the

16.

public domain through no fault of such Investor, (v) that is communicated to it free of any obligation of confidentiality, (vi) that is developed by an Investor or its agents independently of and without reference to any confidential information communicated by the Company, or (vii) (A) in response to a valid order by a court or other governmental body, (B) in response to a request by any governmental authority or (C) as required by applicable law or regulation, provided in each case that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.2 Qualified Small Business. Upon the reasonable request of any Investor, the Company shall furnish such Investor with a written statement informing such Investor whether such Investor’s Registrable Securities constitute “Qualified Small Business Stock” (as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended).

SECTION 4. MISCELLANEOUS.

4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of any state or federal court located in the State of Delaware.

4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time. The rights of any Investor under this Agreement may be assigned, in whole or in part, to any Affiliated Party in connection with a transfer of the related Registrable Securities by such Investor to such Affiliated Party. For purposes of this Agreement, “Affiliated Party” shall mean, with respect to any person, any general partner, manager, managing member, officer or director of such person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managers or managing members or investment advisers of, or shares the same management company or investment adviser with, such person, including any Affiliated Funds.

4.3 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the final, complete and exclusive statement between the parties with regard to registration rights and no party shall be liable or bound to any other prior or contemporaneous understanding or statement in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.

4.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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4.5 Amendment and Waiver.

(a) Except as otherwise expressly provided herein, this Agreement may be amended or modified only upon the written consent of (i) the Company, and (ii) the Holders of at least 60% of the then-outstanding Registrable Securities.

(b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least 60% of the then-outstanding Registrable Securities.

(c) Notwithstanding the foregoing, no such amendment or waiver may be effected with respect to any Holder of Registrable Securities without the prior written consent of such Holder unless such amendment or waiver applies to all Holders of Registrable Securities in the same fashion.

(d) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

4.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages or Exhibit A hereto or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

4.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

18.

4.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.11 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

4.13 Other Business Activities of Investors. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company. The Company and each Investor that is a party to this Agreement, acknowledges and agrees that certain of the Investors (or the affiliates of such Investors) may presently have, or may engage in the future, in internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with, the Company’s development programs, products or services. Nothing in this Agreement or any other agreement related to the transactions contemplated by this Agreement, shall in any way preclude or restrict such Investors (or the affiliates of such Investors) from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise, competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of the Prior Agreement.

4.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) a Change of Control or (ii) the date seven years following the closing of the Initial Offering.

4.15 H&Q. A copy of the Declaration of Trust, as amended and restated, for each of H&Q Healthcare Investors and H&Q Life Sciences Investors (together, the “Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Funds by an officer or trustee of the Funds in his or her capacity as an officer or trustee of the Funds, and not individually and that the obligations

19.

of or arising out of this Agreement are not binding upon any of the trustees, officers or stockholders individually but are binding only upon the assets and property of each of the respective Funds.

20.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

CELLADON CORPORATION

Signature:	/s/ Krisztina M. Zsebo, Ph.D.
Print Name:	Krisztina M. Zsebo, Ph.D.
Title:	President and Chief Executive Officer

Address:	12760 High Bluff Dr
San Diego, CA 92130

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PFIZER INC.

Signature:	/s/ Barbara Dalton, Ph.D.
Print Name:	Barbara Dalton, Ph.D.
Title:	Vice President, Venture Capital
Worldwide Business Development & Innovation

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

H & Q HEALTHCARE INVESTORS

Signature:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

Address:	2 Liberty Square, 9th Floor
Boston, MA 02109

The term H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor stockholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.

H & Q LIFE SCIENCES INVESTORS

Signature:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

Address:	2 Liberty Square, 9th Floor
Boston, MA 02109

The term H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, as neither the Trustees, officers nor stockholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

GBS BIOVENTURES IV

By:	GBS Venture Partners Limited
Its:	Trustee

Signature:	/s/ Brigitte Smith
Name:	Brigitte Smith
Title:	Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

LUNDBECKFOND INVEST A/S

Signature:	/s/ Mette Kirstine Agger
Name:	Mette Kirstine Agger
Title:	Managing Partner, Lundbeckfond Ventures

Signature:	/s/ Christian Dyvig
Name:	Christian Dyvig
Title:	CEO, Lundbeckfonden

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

ENTERPRISE PARTNERS V, L.P.
By: Enterprise Management Partners V, LLC as General Partner

Signature:	/s/ Andrew Senyei
Print Name:	Andrew Senyei
Title:	Managing Director

ENTERPRISE PARTNERS VI, L.P.
By: Enterprise Management Partners VI, LLC as General Partner

Signature:	/s/ Andrew Senyei
Print Name:	Andrew Senyei
Title:	Managing Director

ENTERPRISE PARTNERS MANAGEMENT, LLC

Signature:	/s/ Andrew Senyei
Print Name:	Andrew Senyei
Title:	Manager of Enterprise Partners Management, LLC

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VENROCK PARTNERS, L.P.
By:	Venrock Partners Management, LLC
Its:	General Partner

Signature:	/s/ Anthony B. Evnin
Name:	Anthony B. Evnin
Title:	Member

VENROCK ASSOCIATES IV, L.P.
By:	Venrock Management IV, LLC
Its:	General Partner

Signature:	/s/ Anthony B. Evnin
Name:	Anthony B. Evnin
Title:	Member

VENROCK ENTREPRENEURS FUND IV, L.P.
By:	VEF Management IV, LLC
Its:	General Partner

Signature:	/s/ Anthony B. Evnin
Name:	Anthony B. Evnin
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

Signature:	/s/ Asish K. Xavier, Ph.D.
Name:	Asish K. Xavier, Ph.D.
Title:	Vice President, Venture Investments

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

MPM BIOVENTURES IV-QP, L.P.

By:	MPM BIOVENTURES IV GP LLC, its General Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:	MPM BIOVENTURES IV LLC, its Manager

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COÖPERATIEF LSP IV UA

By:	/s/ Martijn Kleijwegt and Rene Kuijten
Name:	Martijn Kleijwegt and Rene Kuijten
Title:	Managing Directors of LSP IV Management BV, in its capacity of Managing Director of Coöperatief LSP IV UA

Address:

Johannes Vermeerplein 9
1071 DV Amsterdam
The Netherlands
Attn: Bas Vaessen, Legal Counsel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

NAME OF INVESTOR

Pfizer Inc.
c/o Pfizer Venture Investments
235 E. 42nd Street
New York, NY 10017
Attention: Barbara Dalton, Elaine Jones and Andrew Muratore

H & Q Healthcare Investors
2 Liberty Square, 9th Floor
Boston, MA 02109
Attention: Daniel Omstead

H & Q Life Science Investors
2 Liberty Square, 9th Floor
Boston, MA 02109
Attention: Daniel Omstead

GBS BioVentures IV
25 Henry St
Queens Park NSW 2022

Lundbeckfond Invest A/S
Vestagervej 17
DK-2900 Hellerup
Denmark
Attention: Johan Kördel

Novartis Bioventures Ltd.
131 Front Street
Hamilton, HM 12
Bermuda

Enterprise Partners V, L.P.
2223 Avenida de la Playa, Suite 300
La Jolla, CA 92037-3218
Attn: Andrew E. Senyei, M.D.

Enterprise Partners VI, L.P.
2223 Avenida de la Playa, Suite
300 La Jolla, CA 92037-3218
Attn: Andrew E. Senyei, M.D.

NAME OF INVESTOR
Enterprise Partners Management, L.P.
2223 Avenida de la Playa, Suite 300
La Jolla, CA 92037-3218
Attn: Andrew E. Senyei, M.D.

Venrock Partners, L.P.
30 Rockefeller Plaza, Room 5508
New York, NY 10112
Attn: Anthony B. Evnin

Venrock Associates IV, L.P.
30 Rockefeller Plaza, Room
5508 New York, NY 10112
Attn: Anthony B. Evnin

Venrock Entrepreneurs Fund IV, L.P.
30 Rockefeller Plaza, Room 5508
New York, NY 10112
Attn: Anthony B. Evnin

Johnson & Johnson Development Corporation
410 George Street
New Brunswick, NJ 08901
Attention: Jayne Zall

MPM BioVentures IV-QP, L.P
MPM Capital
The John Hancock Tower
200 Clarendon Street
54th floor
Boston, MA 02116

MPM BioVentures IV GmbH & Co. Beteiligungs KG
MPM Capital
The John Hancock Tower
200 Clarendon Street
54th floor
Boston, MA 02116

MPM Asset Management Investors BV4 LLC
MPM Capital
The John Hancock Tower
200 Clarendon Street
54th floor
Boston, MA 02116

NAME OF INVESTOR
Coöperatief LSP IV UA
Johannes Vermeerplein 9
1071 DV Amsterdam
The Netherlands
Attn: Bas Vaessen, Legal Counsel

Roger J. Hajjar, M.D.
c/o Massachusetts General Hospital
149 13th Street
Charlestown, MA 02129-2060

Richard Jude Samulski
102 Carlin Circle
Chapel Hill, NC 27514

Wolfgang Dillmann
UCSD Department of Medicine
9500 Gilman Drive
San Diego, CA 92093

Tien-Li Lee, M.D.
270 Sebastian Drive
Millbrae, CA 94030

Steven Brauer
2221 Camino del Rio South
Suite 300
San Diego, CA 92116
Alan Paau, Ph.D.
80 Autumn Ridge Circle
Ithica, NY 14850

Shu Chien, M.D., Ph.D.
9445 La Jolla Farms Rd.
La Jolla, CA 92037